Dover Investor Presentation January 12, 2017 Bob Livingston President & Chief Executive Officer

2 Forward looking statements We want to remind everyone that our comments may contain forward-looking statements that are inherently subject to uncertainties and risks. We caution everyone to be guided in their analysis of Dover by referring to the documents we file from time to time with the SEC, including our Form 10-K for 2015 and our Form 10-Q for the third quarter of 2016, for a list of factors that could cause our results to differ from those anticipated in any such forward-looking statements. We would also direct your attention to our website, www.dovercorporation.com, where considerably more information can be found.

3 Our strategy to create long-term value  Build platforms in key markets with significant growth potential  Capitalize on our expertise by providing a larger suite of products and solutions to customers on a global basis  Innovate to launch new products to help customers win in their markets  Continue to focus on margin by actively managing our portfolio and driving productivity 3

4 $1.3 $2.5 $2.2 $1.6 2017F Revenue Refrigeration & Food Equipment • Retail refrigeration • Food equipment • Heat transfer solutions Fluids • Retail fueling • Hygienic & Pharma • Polymer processing equipment • Specialty industrial pumps Engineered Systems • Marking & Coding • Digital Printing • Refuse collection, compaction & processing • Auto service equipment Energy Refrigeration & Food Equip. Applying performance management systems to incentivize Opcos to maintain and improve margin and ROIC Fostering a unique culture where Opcos embrace their responsibility of helping our customers win Segments, key platforms, and unique capabilities Energy • Drilling & Artificial Lift • Automation • Bearings & Compression $ in billions Engineered Systems Fluids Using in-depth knowledge of customers and opportunities to identify attractive companies in our markets ≈ ≈ ≈ ≈

Select growth markets at a glance - Energy

	Drilling & Artificial Lift (USS, DAL)	Automation (DEA)	Bearings & Compression (Waukesha, Cook)
Estimated market size	$8.0B	$4.0B	$4.0B
2017F DOV revenues	~$725M	~$140M	~$290M
2017 – 2019 est. market CAGR	high potential growth tied to rig count growth and new well completions	high potential growth tied to well completions and productivity spend	low-singles
Key competitors	GE, Schlumberger, De Beers, Weatherford	GE, Baker Hughes, Weatherford	Hoerbiger, John Crane, CPI
Key growth drivers	• Oil price stability/growth • NA rig count growth • Increased well completion activity • Shale activity growth • New product introduction	• Oil price stability/growth • Focus on productivity • New products • Customer adoption	• Increasing use of natural gas in power gen • Growing installed base of reciprocating and rotating machinery • Global energy demand and gas production

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Select growth markets at a glance - Engineered Systems

	Marking & Coding (MI)	Digital Printing (MS & JK)	Refuse collection, compaction & processing (ESG)	Auto service equipment (VSG)
Estimated market size	$3.5B	$2.0B	$5.5B	$3.0B
2017F DOV revenues	~$835M	<$200M	~$440M	~$525M
2017 – 2019 est. market CAGR	mid-singles	double-digits	low-to-mid singles	low-to-mid singles
Key competitors	DANAHER brother	efi KONICA MINOLTA SENSIENT IMAGING TECHNOLOGIES	OSHKOSH labrie	Snap-on FORTIVE CAR-O-LINER
Key growth drivers	• Growing consumerism in developing economies • Food safety concerns • Logistics • New packaging designs and materials	• Growth in fast fashion • Water conservation • Print quality and consistency • Flexibility • Productivity	• Productivity • Safety • Reduced availability of landfills • Growth in recycling	• Addition of Ravaglioli (RAV) • Increasing average age of vehicles • Growing global car park • New materials used in auto manufacturing

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Select growth markets at a glance - Fluids

	Retail Fueling (OPW, Wayne,Tokheim, Fairbanks)	Hygenic & Pharma (Hydro, CPC, certain PSG brands)	Polymer Equipment (Maag)
Estimated market size	$7B	$2B	$5B
2017F DOV revenues	~$1.3B	~$250M	~$275M
2017 – 2019 est. market CAGR	low-to-mid singles, plus EMV lift	mid-to-high singles	low-to-mid singles
Key competitors	FORTIVE Franklin Electric	IDEX SPXFLOW	Nordson coperion SHIMADZU
Key growth drivers	• Recent acquisitions • EMV upgrade cycle • Environmental and safety regulations • Remote monitoring and SaaS • Increasing miles driven • Auto growth in developing markets	• Health and safety concerns • Growing single use adoption • Expanding applications • Aging demographics	• Significant global petrochemical investment • Low feedstock prices • Worldwide growth of plastics usage

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Select growth markets at a glance - Refrigeration & Food Equipment

	Retail Refrigeration (Hillphoenix & Anthony)	Food Equipment (UB & Belvac)	Heat Transfer Solutions (SWEP)
Estimated market size	$6.0B	$11.0B	$2.5B
2017F DOV revenues	~$1.1B	~$300M	~$215M
2017 – 2019 est. market CAGR	low-singles	mid-singles	mid-singles
Key competitors	Panasonic LENNOX	CROWN Manitowoc Foodservice THE MIDDLEBY CORPORATION	Alfa Laval Danfoss
Key growth drivers	• Regulation/Energy efficiency • Sustainability • Changing trends in merchandising • Fresh & healthy	Rising wages drive need for productivity solutions • Demographic trends • Food safety • Convergence of restaurants and food retailers • Growth in developing economies	• Regulation/Energy efficiency • Expanding applications • Market adoption of brazed plate technology • Urbanization driving demand for compact solutions

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9 Building the Dover Fueling Solutions platform Pre 2013 • Hanging hardware • Valves • Car wash systems • Fleet fueling systems 2013 • Containment systems • Access & fill covers • European style piping 2016 • Dispensers • Automation & POS systems • Wireless tank gauges • Cloud-based /remote monitoring /SaaS • Dispensers • Automation & POS systems  Strong market characteristics, including: steady growth, strong after- market, periodic tailwinds, favorable customer-to-supplier ratio  Developed detailed acquisition roadmap comprising products and geographies  Initial focus on product expansion  2016 acquisitions build out the industry’s only global end-to-end solution  2017F Retail Fueling revenue: ≈ $1.3B

10 Dover Fueling Solutions - Wayne Fueling acquisition  Dispensers, POS systems and service for global retail fueling markets; strong US position  Completes end-to-end global retail fueling solution  Full participation in US EMV upgrade cycle  Highly synergistic with Tokheim  2017F Revenue: ≈ $600M  2017 – 2020 growth rate: high singles  New 3 year synergy target: ≈ $35 million  Costs to achieve synergy: ≈ $25 million  2017F EPS: $0.18 - $0.20 Strategic fit Key metrics

11 Q4 update  Solid fourth quarter activity  Overall operating performance within previous guidance range – Early cycle oil & gas related end-markets showing sequential improvement – Printing & Identification platform remains strong – Industrial businesses generally performing at/near expectations – Continued weakness in later cycle oil & gas markets – Refrigeration margins remain challenged as we implement manufacturing changes; results also impacted by product mix  Portfolio actions – $0.31 net benefit on disposition of business – $0.05 impact from Wayne acquisition, excluding financing costs  Anticipated early 2017 voluntary product recall has $0.09 impact 11 Prior 2016 EPS Guidance: $3.00 - $3.05 Plus: Net benefit on Q4 disposition: ≈$0.31 Less: Q4 Wayne related costs: ≈($0.05) Less: Q4 Product recall charge: ≈($0.09) Updated 2016 EPS Guidance $3.17 - $3.22

12 2017 preview  Organic growth outlook  Significant revenue and accretion from 2016 acquisitions  Meaningful carryover benefits from prior restructuring and lower 2017 restructuring costs  Offsets from compensation & investment, interest and corporate expense, and FX  Modest core margin* improvement at the mid-point 12 2017F EPS from continuing operations: $3.40 to $3.60 * Core margin adjusted for the impact of completed acquisitions and dispositions, deal costs and restructuring costs for 2016E and 2017F

13 Revenue drivers in 2017  Energy (up 13% to 16%*) – Growth in North American rig count – Capex increases drive well completion activity  Engineered Systems (up 1% to 3%*) ‒ Completed acquisitions ‒ Continued adoption of digital printing technology; Strong Printing & Coding markets ‒ Modest industrial markets  Fluids (flat to 2%*) – Completed acquisitions – Solid activity in petrochemical & polymers and hygienic & pharma markets – Challenging longer cycle oil & gas applications, including tank & rail car  Refrigeration & Food Equipment (flat to 2%*) – Growing glass door and specialty case activity – Strong backlog in can-shaping equipment – Standard case and system activity remains subdued 13 * Growth rates represent forecasted organic growth rate. See appendix chart for additional information

14 2017 summary  Fully leverage recovery in North American oil & gas markets  Capture significant acquisition growth in Fluids and Engineered Systems  Core margin improvement  Acquisition integration 14

15 $- $400 $800 $1,200 $1,600 Acquisitions Capex Dividends Share Repurchase $ in millions 2012 2013 2014 2015 2016E Return to investors Capital allocation  Invest in growth; acquisitions and capex ≈ 60% over 5 years  Consistently return cash to shareholders; dividends and repurchases ≈ 40% over 5 years  We expect to continue our longstanding record of raising the annual dividend  Continuous focus on FCF generation; expected to be 11% of revenue in 2017 15 Growth Capital Deployed 2012 – 2016E

16 Key takeaways  Our strategy remains consistent. We have great platforms serving markets that offer ample opportunities for growth  We are anticipating strong growth and have above market expectations of this portfolio. We continue to expand our capabilities to service our customers with a focus on helping them win in their markets  We are committed to margin enhancement through our set of productivity tools and processes  We will remain focused on pursuing opportunities to expand internationally and into adjacencies  We will continue to generate strong free cash flow, while maintaining our measured approach to capital allocation

18 Appendix

19 FY 2016 guidance update 19  Prior 2016 EPS Guidance – Continuing Ops (GAAP) $3.00 - $3.05 – Plus: Net benefit on disposition(1): ≈$0.31 – Less: Q4 Wayne related acquisition costs(2): ≈($0.05) – Less: Q4 Product recall costs: ≈($0.09)  Updated 2016 EPS Guidance – Continuing Ops (GAAP) $3.17 - $3.22 (2) Reflects Q4 operating performance, deal costs and purchase accounting amortization associated with Wayne, totaling ($0.05) EPS (1) Reflects Q4 net benefit on sale of Tipper Tie Expected Q4 2016 GAAP EPS: $0.95 - $1.00 (3) (3) Includes Q4 operating performance, deal costs and purchase accounting amortization associated with Wayne, totaling ($0.05) EPS, $0.31 EPS associated with net benefit on disposition of Tipper Tie, and charge of $0.09 for expected product recall

20 FY 2017 Guidance – Revenue & margin by segment 2017F Energy Engineered Systems Fluids Refrigeration & Food Equip Total Organic rev. 13% - 16% 1% - 3% 0% - 2% 0% - 2% 3% - 5% Acquisitions - ≈ 7% ≈ 31% - ≈ 10% Dispositions - (1%) - (5%) (1%) Currency (1%) (2%) (2%) (1%) (2%) Total revenue 12% - 15% 5% - 7% 29% - 31% (6% - 4%) 10% - 12% 2017F Energy Engineered Systems Fluids Refrigeration & Food Equip Total Margin - midpoint ≈11.6% ≈15.8% ≈13.3% ≈13.3% ≈13.7% Chg. vs 2016 up > 600 bps down < 75 bps(b) up > 150 bps down < 400 bps(b) up > 10 bps Chg. vs 2016 - adjusted core(a) up > 450 bps down < 70 bps down < 300 bps(c) up > 100 bps up ≈ 10 bps (a) Adjusted for the impact of completed acquisitions and dispositions, deal costs, restructuring costs and recall charges for 2016E and 2017F (c) Reflects the impact of Tokheim, which is now treated as organic for purposes of organic revenue and adjusted core margin (b) Includes the impact of the gains on the 2016 dispositions of Texas Hydraulics in DES, and the disposition of Tipper Tie in DFRE

21 FY 2017F Guidance  Revenue – Organic revenue: 3% - 5% – Completed acquisitions: ≈10% – Dispositions: (1%) – FX impact: (2%) – Total revenue: 10% - 12%  Corporate expense: ≈ $125 million  Net interest expense: ≈ $133 million  Full-year tax rate: ≈ 28%  Capital expenditures: ≈ 2.3% of revenue  FY free cash flow: ≈ 11% of revenue

22 2017F EPS Guidance – Bridge  2016E EPS – Continuing Ops (GAAP) – Mid-point: $3.19 – Less 2016 gain on dispositions(1): (0.40) – Less 2016 earnings from dispositions(2) : (0.05) – Plus 2016 charges related to expected recall: 0.09  2016E Adjusted EPS $2.83 – Net restructuring(3): 0.08 - 0.10 – Performance including restructuring benefits: 0.80 – 0.94 – Compensation & investment: (0.15 - 0.13) – Interest / Corp. / Tax rate / Shares / Other (net): (0.16 - 0.14)  2017F EPS – Continuing Ops $3.40 - $3.60 (2) Includes 2016 operating earnings from THI and Tipper Tie (3) Includes restructuring costs of approximately $0.19 in FY 2016 and $0.09 - $0.11 in FY 2017F (1) Includes $0.07 gain on the disposition THI in Q1 2016 and $0.33 gain on disposition of Tipper Tie in Q4 2016

23 Energy commentary  Segment revenue driven by pace of rig count and capex spending (influenced by oil price dynamics) ‒ Directly impacts drilling, artificial lift and automation markets (two-thirds of segment revenue)  Drilling more correlated with rig count  Artificial lift and automation more tied to oil well completion activity  Base case assumptions: – Drilling, artificial lift and automation up: ≈ 20%* – 2017 average US rig count: ≈ 680 - 700 – 2017 average WTI: ≈ $55 * Represents forecasted organic growth rate